Exhibit 99.3

News Release

Calpian’s MoneyOnMobile and Kalighat Society team up to empower over 75,000 women become financially independent, increasing financial inclusion in underserved areas.

Dallas, Texas and Mumbai, India - (July 18, 2016) - Calpian, Inc. (OTC Pink: CLPI), a world leader in mobile money solutions through its subsidiary MoneyOnMobile in India, announced that MoneyOnMobile has entered into a distribution agreement with Kalighat Society for Development Facilitation to help the over 75,000 low-income women in the Kolkata area become financially independent as mobile money agents in the MoneyOnMobile network.

Ranjeet Oak, President & Co-Founder of MoneyOnMobile said, “Kalighat Society is an excellent partner for MoneyOnMobile. In many areas of India, it can be difficult to perform even the simplest financial transaction. This partnership extends our reach to these underserved communities. Women who are part of the Kalighat network will become MoneyOnMobile agents and will introduce key financial services to other financially excluded women and families in their communities, taking MoneyOnMobile’s entire product set to their underserved neighborhoods and villages. They now have an opportunity to earn their own income, many for the first time in their lives.”

“This partnership supports our corporate objective of “Doing Well, by Doing Good”. We are providing 75,000 women with an earning opportunity as mobile money agents, empowering them to be more financially independent. During my recent visit to Kolkata, I witnessed firsthand the wonderful work that Kalighat Society is doing in the local community. We are very proud and excited to provide sustainable income-producing opportunities for these women, supporting them in becoming more self-sufficient while gaining confidence in formal financial services,” commented Harold Montgomery, CEO of Calpian.

MoneyOnMobile is a mobile payments service provider allowing Indian consumers to use their mobile phones to pay for goods and services, or transfer funds from one person to another using simple SMS text functionality. The service is now offered to Indian consumers through 313,541 retail locations throughout the country.

About Calpian
Calpian, Inc. is a global mobile payments technology and processing company offering mobile payment services through Indian subsidiary MoneyOnMobile. MoneyOnMobile is a mobile payment service provider that enables Indian consumers to use their mobile phones to pay for goods and services, or transfer funds from one cell phone to another using simple SMS text functionality. Read about Calpian and MoneyOnMobile in The New York Times at New York Times - MoneyOnMobile.

About Kalighat Society
The Kalighat Society for Development Facilitation aims to provide financial services to 75,000 urban low-income women in Kolkata by building the capacity of women self-help groups, their leaders and federation of slum and pavement dwellers. In doing so, the initiative will create an enabling environment in which community members will move towards financial inclusion by changing their behavior, using their own assets and engaging more confidently with formal financial services. For more information about Kalighat Society, please see http://www.ksdfindia.com

Exhibit 99.3

Safe Harbor Statement
This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. With the exception of historical information, the matters discussed in this presentation are forward-looking statements that involve a number of risks and uncertainties. The actual future results of Calpian, Inc. could differ significantly from those statements. Factors that could cause actual results to differ materially include risks and uncertainties such as the inability to finance the company's operations, inability to hire and retain qualified personnel, and changes in the general economic climate, as well as the risk factors disclosed in Calpian, Inc.’s Form 10-K filed on December 1, 2015. Calpian, Inc. may, in some cases, use terms such as "anticipates," "continue," "estimates," "predicts," "believes," "potential," "proposed," "expects," "plans," "intends," "may," "could," "should," "might," "will," or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by Calpian, Inc. or any other person, that such forward-looking statements will be achieved. Calpian, Inc. undertakes no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements. This press release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity.

Investor Relations Contact:
Harold Montgomery
CEO
Calpian, Inc.
214-837-2765
hmontgomery@calpian.com